UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 12, 2005

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7900 Xerxes Avenue South, Suite 1800,

Minneapolis, Minnesota 55431

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 10, 2005, Apogee Enterprises, Inc. (the “Company”) offered the position of Chief Financial Officer of the Company (the “Offer”) to James S. Porter, the Company’s then current interim Chief Financial Officer and Vice President of Strategy and Planning. Mr. Porter accepted the Offer on October 12, 2005.

The Offer provides that Mr. Porter will be entitled to: (1) an annual salary of $290,000, prorated to July 12, 2005 when Mr. Porter was named interim Chief Financial Officer, (2) target cash bonus potential at 37.5% of base salary with a potential maximum payout at 56.25% of base salary for fiscal year 2006 (subject to the Company’s financial performance and agreed upon personal objectives), (3) 4,300 restricted shares of the Company’s stock, which will vest in full in April 2008, (4) participate in the Company’s various benefit programs, (5) a car allowance of $9,744 per year, (6) up to $2,000 per year for financial counseling, (7) a one time $6,000 allowance for estate planning, (8) four weeks vacation, and (9) semi-annual executive physicals.

As previously disclosed in the Company’s proxy statement for its 2005 Annual Meeting of Shareholders, Mr. Porter is a party to a severance agreement with the Company (the “Severance Agreement”) designed to retain Mr. Porter and provide for continuity of management in the event of an actual or threatened change in control of the Company (as “change in control” is defined in the Severance Agreement). The Severance Agreement provides that, in the event of a change in control, Mr. Porter would have specific rights and would receive specified benefits if he is terminated without cause or he voluntarily terminates his employment for “good reason” (as defined in the Severance Agreement) within two years after the change in control. In these circumstances, Mr. Porter would receive a severance payment equal to two times his annual salary plus his targeted annual bonus (as calculated under the terms of the Severance Agreement).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) As disclosed under Item 1.01 above, on October 12, 2005, Mr. Porter, 45 years old and then current interim Chief Financial Officer and Vice President of Strategy and Planning at the Company, was named Chief Financial Officer of the Company.

Mr. Porter joined the Company in 1997 as Assistant Controller, was promoted to Controller in 1998 and to Vice President of Finance and Planning in 2000. He has served as Vice President of Strategy and Planning since 2002 and as interim Chief Financial Officer since July 2005. His prior experience includes six years with Rollerblade, a consumer products company based in Minneapolis, where he last served as Vice President, Finance and Controller, and four years at Ecolab, a manufacturer and distributor of specialty chemicals based in St. Paul, where he last served as financial analyst in the institutional division.

There are no arrangements or understandings between Mr. Porter and any other persons pursuant to which Mr. Porter was selected as Chief Financial Officer. Mr. Porter does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a party in which the amount involved exceeds $60,000, nor has Mr. Porter had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

See Item 1.01 above for a description of the terms of Mr. Porter’s employment arrangement with the Company.

A press release, dated October 13, 2005, announcing Mr. Porter’s appointment as Chief Financial Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is being filed with this Current Report on Form 8-K:

99.1 Press Release issued by Apogee Enterprises, Inc. dated October 13, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ Russell Huffer
Russell Huffer Chairman, President and Chief Executive Officer

Date: October 17, 2005

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Apogee Enterprises, Inc. dated October 13, 2005.

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